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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                        -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) October 19, 2004
                              -------------------


                               Intelligroup, Inc.
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               (Exact Name of Registrant as Specified in Charter)


         New Jersey                        0-20943             11-2880025
-----------------------------   ------------------------   --------------------
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
      of Incorporation)                                     Identification No.)


499 Thornall Street
Edison, New Jersey                                  08837
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(Address of Principal Executive Offices)            (Zip Code)


                                 (732) 590-1600
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                        (Registrant's telephone number,
                              including area code)



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         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
Standard.

On October 19, 2004, the Company received notice from the Nasdaq Stock Market ("Nasdaq") that the Nasdaq Listing Qualifications Panel (the "Panel") denied the Company's request for continued inclusion on the Nasdaq National Market ("Nasdaq Market") and determined to delist the Company's securities from the Nasdaq Market effective with open of business on Thursday, October 21, 2004. The Panel's decision was based on the Company's failure to comply with the filing requirements set forth in MarketPlace Rule 4310(c)(14) and the recent equity transaction which the Company executed in violation of the shareholder approval requirements in MarketPlace Rules 4350(i)(1)(B) and 4350(i)(1)(D) and the listing of additional shares requirements in MarketPlace Rule 4310(17). At this point the Company is evaluating whether to appeal the Panel decision to the Nasdaq Listing and Hearing Review Council.

ITEM 7.01.  Regulation FD Disclosure

On October 20, 2004 the Company issued a press release announcing the events described in Item 3.01. The press release is attached hereto as Exhibit 99 and incorporated by reference into this Item 7.01. The press release is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    INTELLIGROUP, INC.

                                    By:    /s/ Christian Misvaer
                                           -------------------------------
                                    Name:  Christian Misvaer
                                    Title: General Counsel and
                                           Corporate Secretary


Date: October 20, 2004